                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS,  that the undersigned  constitutes and appoints  Robert G. Zack,  Denis  Molleur,  Katherine P. Feld and Kathleen
Ives,  and each of them,  his true and lawful  attorneys-in-fact  and  agents, with  full  power  of  substitution  and  resubstitution,  for  him and in his capacity as Trustee/Manager  of Oppenheimer Multi Cap Value Fund,  Oppenheimer
Real Estate Fund,  Tremont Market Neutral Fund LLC,  Tremont  Opportunity Fund
LLC and  Oppenheimer  Total  Return  Bond Fund (the  "Funds"),  to sign on his behalf  any and all  Registration  Statements  (including  any  post-effective amendments to Registration  Statements)  under the Securities Act of 1933, the
Investment  Company Act of 1940 and any  amendments and  supplements  thereto, and other documents in connection  thereunder,  and to file the same, with all exhibits  thereto,  and other  documents  in  connection  therewith,  with the
Securities and Exchange Commission,  granting unto said  attorneys-in-fact and agents,  and each of them, full power and authority to do and perform each and every  act and  thing  requisite  and  necessary  to be done in and  about the premises,  as fully as to all intents and  purposes as he might or could do in person,  hereby ratifying and confirming all that said  attorneys-in-fact  and agents,  and  each of them,  may  lawfully  do or  cause to be done by  virtue hereof.

Dated this 5th day of December, 2002.

/s/ Ronald J. Abdow

_______________________________
Ronald J. Abdow